UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PICO HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PICO Holdings, Inc., a California corporation (“PICO” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its shareholders in connection with its 2016 Annual Meeting of Shareholders to be held on Monday, July 11, 2016 at 10:00 am (PDT) at the Museum of Contemporary Art San Diego, Coast Room, 700 Prospect Street, La Jolla, California 92037 (the “2016 Annual Meeting”). PICO filed a definitive proxy statement and a definitive form of proxy card with the SEC on May 31, 2016 in connection with its solicitation of proxies to be used at the 2016 Annual Meeting (the “2016 Annual Meeting Proxy Statement”).

Press Release

Attached hereto is a press release issued by PICO on July 5, 2016 announcing that its 2016 Annual Meeting will be webcast live.  This press release is being filed herewith because it may be deemed to be solicitation material in connection with PICO’s solicitation of proxies from its shareholders to be used at the 2016 Annual Meeting.

Important Additional Information and Where to Find It

Shareholders can obtain copies of PICO’s 2016 Annual Meeting Proxy Statement, any amendments or supplements to the 2016 Annual Meeting Proxy Statement and other documents filed by PICO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at PICO’s website at http://investors.picoholdings.com, by writing to the Company’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037, or by calling PICO’s Corporate Secretary at (858) 456-6022.

PICO Holdings, Inc. to Webcast
Annual Meeting of Shareholders on July 11th, 2016

La Jolla, Calif. - July 5, 2016 - PICO Holdings, Inc. (Nasdaq: PICO) today announced that its 2016 Annual Meeting of Shareholders, being held at the Museum of Contemporary Art San Diego, La Jolla, California, will be webcast live beginning at 10:00 am PT/1:00 pm ET on Monday, July 11, 2016.

Shareholders of record, as of close of business on May 17, 2016, may attend the meeting virtually and submit questions by visiting www.virtualshareholdermeeting.com/PICO2016. Shareholders will need their 16-digit control number provided on the voting form which is enclosed in the proxy notice materials. Other shareholders and interested persons may access the live webcast by registering as a guest.

Shareholders whose shares are registered in their own names may vote (1) in person at the Annual Meeting, (2) via the Internet at www.proxyvote.com, (3) by telephone at 1-800-690-6903, or (4) by mail, by returning a proxy card before the Annual Meeting. If you would like to vote via the Internet or by telephone, your vote must be received by 8:59 pm PT/11:59 pm ET Sunday, July 10, 2016 to be counted.

About PICO Holdings

PICO Holdings is a diversified holding company. Currently, we believe the highest potential return to shareholders is from a return of capital to shareholders. As we monetize assets, rather than reinvest the proceeds, we intend to return the capital derived therefrom, less any working capital requirements, back to shareholders through a stock repurchase program or by other means such as special dividends taking into effect liquidity requirements, debt covenants and any other contractual and legal restrictions that may exist at the time.

As of March 31, 2016, our two major investments were:

•	Vidler Water Company, Inc., a water resource development business; and

•	a 56.9% interest in UCP, Inc. (NYSE: UCP), a publicly-traded homebuilder and land developer in markets located in California, Washington State, North Carolina, South Carolina and Tennessee.

Important Additional Information and Where to Find It

This information is being provided in addition to PICO’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 31, 2016. Please read the complete proxy statement and accompanying materials carefully before you make a voting decision. The proxy statement, and any other documents filed by PICO with the SEC, may be obtained free of charge at the SEC’s website at http://www.sec.gov, from PICO’s website at http://investors.picoholdings.com, by writing to PICO’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037, or by calling PICO’s Corporate Secretary at (858) 456-6022. PICO and its directors and officers may be deemed to be participants in the solicitation of proxies in connection with the upcoming Annual Meeting. The interests of the directors and officers of PICO in the proposals and their ownership of PICO common stock are set forth in the proxy statement.

Contact:
Financial Profiles, Inc.
Paige Hart (310) 622-8244
PICO@finprofiles.com